EXHIBIT 99.1
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Press Release


             CIMETRIX NAMES DENNIS P. GAUGER CHIEF FINANCIAL OFFICER

SALT LAKE CITY, Utah - May 4, 2004 - Cimetrix, Inc. (OTCBB: CMXX), a leading provider of factory automation software for the global semiconductor and electronics industries, today announced the appointment of Dennis P. Gauger as chief financial officer. As CFO, Gauger will assume responsibility for overall financial management of Cimetrix and will be a valuable contributor in executing the company's growth strategy and building shareholder value.

Gauger, age 52, is a veteran financial executive with more than 27 years of leadership experience with both public and private companies. A licensed CPA in both Utah and Nevada, Gauger brings a strong background in SEC accounting and reporting, Sarbanes-Oxley compliance, mergers and acquisitions, corporate governance, and financial forecasting, modeling and analysis. His previous experience includes nine years as an accounting and auditing partner with Deloitte & Touche as well as a number of successful senior executive assignments with companies in the fields of software, Internet, high technology, manufacturing and aviation.

"Dennis is a seasoned financial executive who brings to Cimetrix a valuable mix of talent and experience that will serve us well as we move into our next phase of growth," said Bob Reback, president and CEO of Cimetrix. "Throughout his career, Dennis has demonstrated strong financial and leadership skills. His hiring adds important experience and depth to our management team and better positions us to deliver long-term growth in value for our shareholders."

"It is our intention to focus on building shareholder confidence and value through long-term growth, honest and regular communications with the investment community, and strict adherence to the highest standards of financial reporting and corporate governance," Gauger added.

Gauger holds a B.S. degree with honors in accounting from Brigham Young University and has completed executive management courses at Columbia Business School. He is a member of the American Institute of Certified Public Accountants and the Utah Association of Certified Public Accountants.

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About Cimetrix Incorporated

Cimetrix (OTCBB: CMXX) designs, develops, markets and supports factory automation software for the global semiconductor and electronics industries. Cimetrix's connectivity software allows equipment manufacturers to quickly implement the SECS/GEM standards, with over 10,000 connections shipped worldwide, and provides best in class solutions to meet the 300mm SEMI communications standards, with OEM customer installs in all major 300mm fabs. Cimetrix's PC-based motion control software is used by leading equipment manufacturers for demanding robotic applications. Cimetrix provides total solutions for its customers with engineering services and passionate technical support. Major products include CIMConnect, CIM300 and CODE (Cimetrix Open Development Environment). For more information, please visit www.cimetrix.com.

Safe Harbor Statement

The matters discussed in this news release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements about the Company's prospects for future growth and extending the Company's reputation as an industry leader are forward-looking statements. Actual results might differ materially from those projected in the forward-looking statements. The comments made by the company's senior management in regards to future earnings involve risks and uncertainties including but not limited to future sales of Cimetrix software, which include CODE, CIM300 and CIMConnect product families, that could be affected by economic climate, technological improvements, and other risks discussed more fully in filings by the Company with the Securities and Exchange Commission. Reference is made to the Company's most recent Forms 10K and 10Q, which detail such risk factors.


Company Contact                                        Editorial Contact
David Faulkner                                         Trine Pierik
Cimetrix, Incorporated                                 Positio PR
Phone: (801) 256-6500                                  Phone: (408) 453-2400
Fax: (801) 256-6510                                    Fax: (408) 453-2404
faulkner@cimetrix.com                                  trine@positiopr.com


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